Exhibit (d)-(5)

EXECUTED

June 19, 2024

BEST Global Partners
190 Elgin Avenue, George Town
Grand Cayman KY1-9008
Cayman Islands
Attention:
Mr. Shao-Ning Johnny Chou
Email: jchou@best-inc.com
Mr. George Chow
Email: georgechow@best-inc.com

Re: Acquisition of BEST, Inc.

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among BEST Global Partners, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Parent”), Phoenix Global Partners, an exempted company incorporated with limited liability under the Laws of the Cayman Islands and a wholly owned Subsidiary of Parent (“Merger Sub”), and BEST Inc., an exempted company incorporated with limited liability under the Laws of the Cayman Islands (the “Company”), pursuant to which Merger Sub, or its permitted assignees, will be merged with and into the Company (the “Merger”). Concurrently with the delivery of this letter, each of the parties listed on Schedule 1 hereto is entering into a letter agreement committing to provide equity financing to Parent in accordance with the terms thereof. This letter agreement is being delivered to Parent to induce the Company to enter into the Merger Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

1. Commitment. Denlux Logistics Technology Invest Inc. (“Sponsor”) hereby commits, subject to the terms and conditions set forth herein, that, simultaneous with the Closing, it shall purchase, or shall cause the purchase of, equity interests of Parent for an aggregate amount equal to $13,540,489 (the “Commitment”) in immediately available funds, solely for the purpose of funding, and to the extent necessary to fund, a portion of the aggregate Merger Consideration and any other amounts required to be paid (if any) pursuant to and in accordance with the Merger Agreement, together with related fees and expenses; provided, that Sponsor shall not, under any circumstances, be obligated to contribute to, purchase equity or debt of, or otherwise provide funds to Parent or Merger Sub in any amount in excess of the Commitment. Sponsor may effect the purchase of the equity interests of Parent directly or indirectly through one or more affiliated entities or co-investors designated by it. In the event that Parent does not require the full amount of the Commitment in order to consummate the Merger, the amount of the Commitment to be funded under this letter agreement simultaneously with the Closing may be reduced in an amount specified by Parent.

2. Use of Proceeds. The proceeds of the Commitment financing will be used by Parent solely to provide a portion of the funds needed to consummate the Merger and to pay any other amounts required to be paid (if any) pursuant to the Merger Agreement and related fees and expenses in connection with the Merger.

3. Conditions. The Commitment shall be subject to (a) the execution and delivery of the Merger Agreement by the Company, (b) the satisfaction or waiver (each as determined by Parent in accordance with the Interim Consortium Agreement) at the Closing of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by Sections 8.1 and 8.2 of the Merger Agreement, in each case other than those conditions that, by their nature are to be satisfied by actions to be taken on the Closing Date, (c) the substantially contemporaneous funding under the equity commitment letters (the “Co-Investor Equity Commitment Letters”) of each of the parties listed on Schedule 1 hereto (the “Co-Investors”), provided that the satisfaction or failure of the condition set forth in clause (c) shall not limit or impair the ability of Parent or the Company to seek enforcement of the obligations of the Sponsor under and in accordance with this letter agreement if (x) the Company is also concurrently seeking enforcement of the Co-Investor Equity Commitment Letter(s) or (y) each Co-Investor has satisfied or will satisfy its obligations under its Equity Commitment Letter in full concurrently with or prior to the funding of the Commitment by the Sponsor hereunder in accordance with this letter agreement, and (d) the substantially contemporaneous consummation of the Closing or the obtaining by the Company in accordance with Section 10.11 of the Merger Agreement of an order requiring Parent to cause the Equity Financing to be funded or to effect the Closing.

5. Enforceability. Subject to the Company Beneficiary Rights (as defined below), this letter agreement may only be enforced by Parent. Notwithstanding anything to the contrary in this letter agreement, Parent’s creditors shall have no right to enforce this letter agreement or to cause Parent to enforce this letter agreement and neither the Company nor any of the Company’s equity holders or creditors shall have any right to enforce or cause Parent to enforce this letter agreement.

6. Termination. The obligation of Sponsor to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Closing, at which time all obligations will be fulfilled, and (c) the Company or any of its controlled affiliates, directly or indirectly, in any litigation or other Legal Proceeding asserting a claim against Sponsor, Parent, or Merger Sub or any of the Non-Recourse Parties in connection with this letter agreement, the Merger Agreement, the Rollover Agreement or any of the transactions contemplated hereby or thereby (other than (a) a claim seeking an Order of specific performance or other equitable relief to cause the funding of the Commitment in accordance with Section 8 hereof and/or the funding of the “Commitment” of any Co-Investor in accordance with the applicable Co-Investor Equity Commitment Letter, or to cause a Rollover Shareholder to perform its obligations under (and in accordance with the terms of) the Rollover Agreement, or (b) a claim seeking an Order of specific performance or other equitable relief against Parent or Merger Sub in accordance with Section 10.11 of the Merger Agreement). Section 6 (Termination), Section 7 (No Modification; Entire Agreement), Section 8 (Parties in Interest; Third-Party Beneficiaries), Section 9 (Governing Law; Submission to Jurisdiction; Venue), Section 10 (Waiver of Jury Trial), and Section 13 (Severability) shall survive the termination of this letter agreement.

7. No Modification; Entire Agreement. This letter agreement may not be amended, modified, or supplemented except with the prior written consent of Parent, Sponsor and, with respect to any provisions of this letter agreement with respect to which the Company is expressly made a third-party beneficiary, the Company (at the direction of the Special Committee). This letter agreement, Co-Investor Equity Commitment Letters, the Merger Agreement, the Interim Consortium Agreement, the Rollover Agreements, and the Confidentiality Agreement, constitute the sole and entire agreement of Sponsor or any of its affiliates, on the one hand, and Parent or any of its affiliates, on the other, with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

8. Parties in Interest; Third-Party Beneficiaries. This letter agreement is for the sole benefit of and shall be binding upon Parent and Sponsor and their respective successors and permitted assigns. Nothing in this letter agreement, express or implied, is intended to or shall confer upon any person other than Parent and Sponsor any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this letter agreement. Notwithstanding anything to the contrary, the Company is an express third-party beneficiary of rights granted to Parent under this letter agreement to the extent of the rights set forth in Sections 1, 7, 8, 9 and 11 and shall be entitled to seek an injunction or an Order of specific performance (or another non-monetary equitable remedy) to cause the Commitment to be funded in accordance with Section 1 and shall be entitled to an injunction, an order of specific performance or any other non-monetary equitable remedy (the “Company Beneficiary Rights”).

9. Governing Law; Submission to Jurisdiction; Venue.

(a)            This letter agreement and all disputes or controversies arising out of or relating to this letter agreement or the transaction contemplated hereby shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York, without regard to the conflicts of Law principles thereof that would subject such matter to the Laws of another jurisdiction.

(b)            Any Legal Proceedings arising out of or in any way relating to this letter agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 9 (the “HKIAC Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the HKIAC Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing Parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

(c)            Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 9, any Party or the Company may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in the HKIAC Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.

10. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. No Assignment. The Commitment evidenced by this letter agreement shall not be assignable by Parent without the prior written consent of Sponsor and the Company (at the direction of the Special Committee), and the granting of such consent in a given instance shall be solely in the discretion of Sponsor and the Company (at the direction of the Special Committee), respectively, and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment. Except as expressly permitted in Section 1 hereof, no transfer of any rights or obligations hereunder by Sponsor shall be permitted without the prior written consent of Parent and the Company (at the direction of the Special Committee), and the granting of such consent in a given instance shall be solely in the discretion of Sponsor and the Company (at the direction of the Special Committee), respectively, and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment. Any purported transfer or assignment of any portion of a party’s rights or obligations hereunder in contravention of this Section 11 shall be null and void ab initio.

12. Counterparts. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this letter agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this letter agreement.

13. Severability. If any provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

14. Confidentiality. This letter agreement shall be treated as confidential and is being provided to Parent solely in connection with the Merger. This letter agreement may not be used, circulated, quoted, or otherwise referred to in any document, except with the written consent of Sponsor and Parent. The foregoing notwithstanding, this letter shall be provided to the Company and the Company and the undersigned may disclose the existence of this letter to (a) its affiliates and representatives and (b) to the extent required by law, the applicable rules of any national securities exchange, or in connection with any securities regulatory agency filings relating to the Merger.

15. No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that Sponsor may be a partnership or limited liability company, other than with respect to (i) claims by the Company against Parent or Merger Sub under and in accordance with the Merger Agreement, (ii) claims in respect of the Confidentiality Agreement solely with respect to the parties thereto, and (iii) claims against each Other Sponsor pursuant to, in accordance with, and subject to the limitations set forth in the applicable Equity Commitment Letter, and (iv) claims by the Company as a third party beneficiary under the Rollover Agreement (the claims described in the foregoing clauses (i) through (iv), whether or not against the Sponsor, Parent, Merger Sub, Other Sponsors, Rollover Shareholders and/or their respective successors and assigns, collectively, the “Retained Claims”) and the Company Beneficiary Rights, by its acceptance of the benefits of this letter agreement, Parent acknowledges and agrees that no person other than Sponsor and Parent has any liability, obligation, or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent, or otherwise, hereunder or in connection with the transactions contemplated hereby and that no recourse, remedy, or right of recovery or contribution shall be had hereunder or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, the transactions contemplated hereby, or in respect of any oral representations made or alleged to be made in connection herewith, against, and no personal liability shall attach to, (a) Sponsor, Parent, or Merger Sub and (b) any former, current, or future direct or indirect equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, financing source, assignee (other than any permitted assignee in respect of an assignment made pursuant to Section 11), attorney, or other representatives of Sponsor, Parent, or Merger Sub or any former, current, or future direct or indirect equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, financing source, assignee (other than any permitted assignee in respect of an assignment made pursuant to Section 11), attorney, or other representatives or successors or assigns of any of the foregoing (other than the Sponsor, Co-Investors, Parent or Merger Sub to the extent provided in the Merger Agreement, this letter agreement, the Rollover Agreement or Co-Investor Equity Commitment Letters) (those persons and entities, each being referred to as a “Non-Recourse Party”) through Sponsor, Parent, Merger Sub, or otherwise, whether based on contract, tort, strict liability, or otherwise, and whether by or through attempted piercing of the corporate, limited liability company, or partnership veil, by or through a claim by or on behalf of Parent or Merger Sub against any Non-Recourse Party, by the enforcement of any assessment, judgment, fine, or penalty or by any legal or equitable proceeding, by virtue of any statute, regulation, or applicable law, or otherwise. Other than with respect to the Retained Claims and the Company Beneficiary Rights, recourse against Sponsor pursuant to this letter agreement shall be the sole and exclusive remedy of Parent, Merger Sub, and all of their respective Affiliates against Sponsor and the Non-Recourse Parties in respect of any liabilities, obligations, losses, damages, or recovery of any kind (including consequential, indirect, or punitive damages, and whether at law, in equity, or otherwise) arising under, or in connection with, this letter agreement, the Rollover Agreement, the Merger Agreement, the transactions contemplated hereby or thereby, or the breach hereof or thereof (whether willfully, intentionally, unintentionally, or otherwise) including in the event the Parent or Merger Sub breaches its obligations under the Merger Agreement, whether or not such breach is caused by Sponsor’s breach of its obligations under this letter agreement. Notwithstanding any exercise or right to exercise its enforcement rights in accordance with Section 5 hereof, the Company is subject to this Section 15 to the same extent as Parent and Merger Sub.

16. Representations and Warranties.

Sponsor hereby represents and warrants to Parent that:

(a) it is an entity duly organized validly existing and in good standing under the laws of its jurisdiction of organization and it has all necessary power and authority to execute, deliver, and perform this letter agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby;

(b) the execution, delivery, and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary action by it and no other proceedings are necessary to authorize such execution, delivery, and performance of this letter agreement;

(c) this letter agreement has been duly and validly executed and delivered by it and, upon execution by each of the other parties hereto, this letter agreement shall be in full force and effect and shall constitute a valid and binding agreement of Sponsor, enforceable against Sponsor in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other Laws, now or hereafter in effect, relating to or limiting creditors’ rights generally;

(d) all consents, approvals, authorizations, and permits of, filings with and notifications to, any Governmental Entity or any other person necessary for the due execution, delivery, and performance of this letter agreement by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or any other person is required in connection with the execution, delivery, or performance of this letter agreement;

(e) the execution, delivery, and performance by it of this letter agreement do not and will not (i) violate its organizational and governing documents, (ii) violate any applicable Law or judgment, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, or acceleration of any obligation or to the loss of any benefit under, or otherwise require the consent or approval of any other Person pursuant to, any Contract to which it is a party;

(f) there is no Action pending or threatened against it that restricts or prohibits the performance by it of its obligations under this letter agreement;

(g) its Commitment is less than the maximum amount that it is permitted to invest in any one portfolio investment pursuant to the terms of its organizational or governing documents or otherwise; and

(h) it has, and until the valid termination of this letter agreement, will have, sufficient readily available funds in United States Dollars no less than the amount of the Commitment contemplated hereunder.

The Sponsor acknowledges that the Company has specifically relied on the accuracy of the representations and warranties contained in this section in entering into the Merger Agreement.

[Remainder of page intentionally left blank]

Very truly yours,

Denlux Logistics Technology Invest Inc.

By:	/s/ Wei Xu
Name:	Wei Xu
Title:	Director

Agreed to and accepted:

BEST GLOBAL PARTNERS

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Title:	Director

[Project Silk – Signature Page to Equity Commitment Letter]

SCHEDULE 1 – OTHER CO-INVESTORS

EXECUTION VERSION

AMENDED AND RESTATED EQUITY COMMITMENT LETTER

October 11, 2024

BEST Global Partners
190 Elgin Avenue, George Town
Grand Cayman KY1-9008
Cayman Islands
Attention:
Mr. Shao-Ning Johnny Chou
Email: jchou@best-inc.com
Mr. George Chow
Email: georgechow@best-inc.com

Re: Acquisition of BEST, Inc.

Ladies and Gentlemen:

Reference is made to (i) the Agreement and Plan of Merger, dated as of June 19, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among BEST Global Partners, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Parent”), Phoenix Global Partners, an exempted company incorporated with limited liability under the Laws of the Cayman Islands and a wholly owned Subsidiary of Parent (“Merger Sub”), and BEST Inc., an exempted company incorporated with limited liability under the Laws of the Cayman Islands (the “Company”), pursuant to which Merger Sub, or its permitted assignees, will be merged with and into the Company (the “Merger”), and (ii) the letter agreement, dated as of June 19, 2024 (the “Original ECL”) by and between Sponsor (as defined below) and Parent. This letter (the “Amended and Restated ECL”) amends and restates the Original ECL in its entirety (including, for the avoidance of doubt, Schedule 1 thereto). Concurrently with the delivery of the Original ECL, each of the parties listed on Schedule 1 to the Original ECL (each, an “Original Cash Investor” and collectively the “Original Cash Investors”) entered into a letter agreement committing to provide equity financing to Parent in accordance with the terms thereof. Concurrently with the delivery of this Amended and Restated ECL, (a) each of the Original Cash Investors is entering into an amended and restated letter agreement committing to provide equity financing to Parent in accordance with the terms thereof, and (b) The 2012 MKB Irrevocable Trust is entering into a letter agreement committing to provide equity financing to Parent in accordance with the terms thereof. The Original ECL, as amended and restated by this Amended and Restated ECL, is delivered to Parent to induce the Company to enter into the Merger Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

1. Commitment. Denlux Logistics Technology Invest Inc. (“Sponsor”) hereby commits, subject to the terms and conditions set forth herein, that, simultaneous with the Closing, it shall purchase, or shall cause the purchase of, equity interests of Parent for an aggregate amount equal to $13,000,000 (the “Commitment”) in immediately available funds, solely for the purpose of funding, and to the extent necessary to fund, a portion of the aggregate Merger Consideration and any other amounts required to be paid (if any) pursuant to and in accordance with the Merger Agreement, together with related fees and expenses; provided, that Sponsor shall not, under any circumstances, be obligated to contribute to, purchase equity or debt of, or otherwise provide funds to Parent or Merger Sub in any amount in excess of the Commitment. Sponsor may effect the purchase of the equity interests of Parent directly or indirectly through one or more affiliated entities or co-investors designated by it. In the event that Parent does not require the full amount of the Commitment in order to consummate the Merger, the amount of the Commitment to be funded under this letter agreement simultaneously with the Closing may be reduced in an amount specified by Parent.

2. Use of Proceeds. The proceeds of the Commitment financing will be used by Parent solely to provide a portion of the funds needed to consummate the Merger and to pay any other amounts required to be paid (if any) pursuant to the Merger Agreement and related fees and expenses in connection with the Merger.

3. Conditions. The Commitment shall be subject to (a) the execution and delivery of the Merger Agreement by the Company, (b) the satisfaction or waiver (each as determined by Parent in accordance with the Interim Consortium Agreement) at the Closing of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by Sections 8.1 and 8.2 of the Merger Agreement, in each case other than those conditions that, by their nature are to be satisfied by actions to be taken on the Closing Date, (c) the substantially contemporaneous funding under the equity commitment letters (the “Co-Investor Equity Commitment Letters”) of each of the parties listed on Schedule 1 hereto (the “Co-Investors”), provided that the satisfaction or failure of the condition set forth in clause (c) shall not limit or impair the ability of Parent or the Company to seek enforcement of the obligations of the Sponsor under and in accordance with this letter agreement if (x) the Company is also concurrently seeking enforcement of the Co-Investor Equity Commitment Letter(s) or (y) each Co-Investor has satisfied or will satisfy its obligations under its Equity Commitment Letter in full concurrently with or prior to the funding of the Commitment by the Sponsor hereunder in accordance with this letter agreement, and (d) the substantially contemporaneous consummation of the Closing or the obtaining by the Company in accordance with Section 10.11 of the Merger Agreement of an order requiring Parent to cause the Equity Financing to be funded or to effect the Closing.

5. Enforceability. Subject to the Company Beneficiary Rights (as defined below), this letter agreement may only be enforced by Parent. Notwithstanding anything to the contrary in this letter agreement, Parent’s creditors shall have no right to enforce this letter agreement or to cause Parent to enforce this letter agreement and neither the Company nor any of the Company’s equity holders or creditors shall have any right to enforce or cause Parent to enforce this letter agreement.

6. Termination. The obligation of Sponsor to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Closing, at which time all obligations will be fulfilled, and (c) the Company or any of its controlled affiliates, directly or indirectly, in any litigation or other Legal Proceeding asserting a claim against Sponsor, Parent, or Merger Sub or any of the Non-Recourse Parties in connection with this letter agreement, the Merger Agreement, the Rollover Agreement or any of the transactions contemplated hereby or thereby (other than (a) a claim seeking an Order of specific performance or other equitable relief to cause the funding of the Commitment in accordance with Section 8 hereof and/or the funding of the “Commitment” of any Co-Investor in accordance with the applicable Co-Investor Equity Commitment Letter, or to cause a Rollover Shareholder to perform its obligations under (and in accordance with the terms of) the Rollover Agreement, or (b) a claim seeking an Order of specific performance or other equitable relief against Parent or Merger Sub in accordance with Section 10.11 of the Merger Agreement). Section 6 (Termination), Section 7 (No Modification; Entire Agreement), Section 8 (Parties in Interest; Third-Party Beneficiaries), Section 9 (Governing Law; Submission to Jurisdiction; Venue), Section 10 (Waiver of Jury Trial), and Section 13 (Severability) shall survive the termination of this letter agreement.

7. No Modification; Entire Agreement. This letter agreement may not be amended, modified, or supplemented except with the prior written consent of Parent, Sponsor and, with respect to any provisions of this letter agreement with respect to which the Company is expressly made a third-party beneficiary, the Company (at the direction of the Special Committee). This letter agreement, Co-Investor Equity Commitment Letters, the Merger Agreement, the Interim Consortium Agreement, the Rollover Agreements, and the Confidentiality Agreement, constitute the sole and entire agreement of Sponsor or any of its affiliates, on the one hand, and Parent or any of its affiliates, on the other, with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

8. Parties in Interest; Third-Party Beneficiaries. This letter agreement is for the sole benefit of and shall be binding upon Parent and Sponsor and their respective successors and permitted assigns. Nothing in this letter agreement, express or implied, is intended to or shall confer upon any person other than Parent and Sponsor any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this letter agreement. Notwithstanding anything to the contrary, the Company is an express third-party beneficiary of rights granted to Parent under this letter agreement to the extent of the rights set forth in Sections 1, 7, 8, 9 and 11 and shall be entitled to seek an injunction or an Order of specific performance (or another non-monetary equitable remedy) to cause the Commitment to be funded in accordance with Section 1 and shall be entitled to an injunction, an order of specific performance or any other non-monetary equitable remedy (the “Company Beneficiary Rights”).

9. Governing Law; Submission to Jurisdiction; Venue.

(a)            This letter agreement and all disputes or controversies arising out of or relating to this letter agreement or the transaction contemplated hereby shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York, without regard to the conflicts of Law principles thereof that would subject such matter to the Laws of another jurisdiction.

(b)            Any Legal Proceedings arising out of or in any way relating to this letter agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 9 (the “HKIAC Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the HKIAC Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing Parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

(c)            Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 9, any Party or the Company may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in the HKIAC Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.

10. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. No Assignment. The Commitment evidenced by this letter agreement shall not be assignable by Parent without the prior written consent of Sponsor and the Company (at the direction of the Special Committee), and the granting of such consent in a given instance shall be solely in the discretion of Sponsor and the Company (at the direction of the Special Committee), respectively, and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment. Except as expressly permitted in Section 1 hereof, no transfer of any rights or obligations hereunder by Sponsor shall be permitted without the prior written consent of Parent and the Company (at the direction of the Special Committee), and the granting of such consent in a given instance shall be solely in the discretion of Sponsor and the Company (at the direction of the Special Committee), respectively, and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment. Any purported transfer or assignment of any portion of a party’s rights or obligations hereunder in contravention of this Section 11 shall be null and void ab initio.

12. Counterparts. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this letter agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this letter agreement.

13. Severability. If any provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

14. Confidentiality. This letter agreement shall be treated as confidential and is being provided to Parent solely in connection with the Merger. This letter agreement may not be used, circulated, quoted, or otherwise referred to in any document, except with the written consent of Sponsor and Parent. The foregoing notwithstanding, this letter shall be provided to the Company and the Company and the undersigned may disclose the existence of this letter to (a) their respective affiliates and representatives and (b) to the extent required by law, the applicable rules of any national securities exchange, or in connection with any securities regulatory agency filings relating to the Merger.

15. No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that Sponsor may be a partnership or limited liability company, other than with respect to (i) claims by the Company against Parent or Merger Sub under and in accordance with the Merger Agreement, (ii) claims in respect of the Confidentiality Agreement solely with respect to the parties thereto, and (iii) claims against each Other Sponsor pursuant to, in accordance with, and subject to the limitations set forth in the applicable Equity Commitment Letter, and (iv) claims by the Company as a third party beneficiary under the Rollover Agreement (the claims described in the foregoing clauses (i) through (iv), whether or not against the Sponsor, Parent, Merger Sub, Other Sponsors, Rollover Shareholders and/or their respective successors and assigns, collectively, the “Retained Claims”) and the Company Beneficiary Rights, by its acceptance of the benefits of this letter agreement, Parent acknowledges and agrees that no person other than Sponsor and Parent has any liability, obligation, or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent, or otherwise, hereunder or in connection with the transactions contemplated hereby and that no recourse, remedy, or right of recovery or contribution shall be had hereunder or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, the transactions contemplated hereby, or in respect of any oral representations made or alleged to be made in connection herewith, against, and no personal liability shall attach to, (a) Sponsor, Parent, or Merger Sub and (b) any former, current, or future direct or indirect equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, financing source, assignee (other than any permitted assignee in respect of an assignment made pursuant to Section 11), attorney, or other representatives of Sponsor, Parent, or Merger Sub or any former, current, or future direct or indirect equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, financing source, assignee (other than any permitted assignee in respect of an assignment made pursuant to Section 11), attorney, or other representatives or successors or assigns of any of the foregoing (other than the Sponsor, Co-Investors, Parent or Merger Sub to the extent provided in the Merger Agreement, this letter agreement, the Rollover Agreement or Co-Investor Equity Commitment Letters) (those persons and entities, each being referred to as a “Non-Recourse Party”) through Sponsor, Parent, Merger Sub, or otherwise, whether based on contract, tort, strict liability, or otherwise, and whether by or through attempted piercing of the corporate, limited liability company, or partnership veil, by or through a claim by or on behalf of Parent or Merger Sub against any Non-Recourse Party, by the enforcement of any assessment, judgment, fine, or penalty or by any legal or equitable proceeding, by virtue of any statute, regulation, or applicable law, or otherwise. Other than with respect to the Retained Claims and the Company Beneficiary Rights, recourse against Sponsor pursuant to this letter agreement shall be the sole and exclusive remedy of Parent, Merger Sub, and all of their respective Affiliates against Sponsor and the Non-Recourse Parties in respect of any liabilities, obligations, losses, damages, or recovery of any kind (including consequential, indirect, or punitive damages, and whether at law, in equity, or otherwise) arising under, or in connection with, this letter agreement, the Rollover Agreement, the Merger Agreement, the transactions contemplated hereby or thereby, or the breach hereof or thereof (whether willfully, intentionally, unintentionally, or otherwise) including in the event the Parent or Merger Sub breaches its obligations under the Merger Agreement, whether or not such breach is caused by Sponsor’s breach of its obligations under this letter agreement. Notwithstanding any exercise or right to exercise its enforcement rights in accordance with Section 5 hereof, the Company is subject to this Section 15 to the same extent as Parent and Merger Sub.

16. Representations and Warranties.

Sponsor hereby represents and warrants to Parent that:

(a) it is an entity duly organized validly existing and in good standing under the laws of its jurisdiction of organization and it has all necessary power and authority to execute, deliver, and perform this letter agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby;

(b) the execution, delivery, and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary action by it and no other proceedings are necessary to authorize such execution, delivery, and performance of this letter agreement;

(c) this letter agreement has been duly and validly executed and delivered by it and, upon execution by each of the other parties hereto, this letter agreement shall be in full force and effect and shall constitute a valid and binding agreement of Sponsor, enforceable against Sponsor in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other Laws, now or hereafter in effect, relating to or limiting creditors’ rights generally;

(d) all consents, approvals, authorizations, and permits of, filings with and notifications to, any Governmental Entity or any other person necessary for the due execution, delivery, and performance of this letter agreement by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or any other person is required in connection with the execution, delivery, or performance of this letter agreement;

(e) the execution, delivery, and performance by it of this letter agreement do not and will not (i) violate its organizational and governing documents, (ii) violate any applicable Law or judgment, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, or acceleration of any obligation or to the loss of any benefit under, or otherwise require the consent or approval of any other Person pursuant to, any Contract to which it is a party;

(f) there is no Action pending or threatened against it that restricts or prohibits the performance by it of its obligations under this letter agreement;

(g) its Commitment is less than the maximum amount that it is permitted to invest in any one portfolio investment pursuant to the terms of its organizational or governing documents or otherwise; and

(h) it has, and until the valid termination of this letter agreement, will have, sufficient readily available funds in United States Dollars no less than the amount of the Commitment contemplated hereunder.

The Sponsor acknowledges that the Company has specifically relied on the accuracy of the representations and warranties contained in this section in entering into the Merger Agreement.

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Very truly yours,

DENLUX LOGISTICS TECHNOLOGY INVEST INC.

By	/s/ Wei Xu
Name:	Wei Xu
Title:	Director

Agreed to and accepted:

BEST GLOBAL PARTNERS

By	/s/ Shao-Ning Johnny Chou
Name: Shao-Ning Johnny Chou
Title: Director

SCHEDULE 1 – OTHER CO-INVESTORS

Name	Commitment
Mr. Shao-Ning Johnny Chou	US$3,847,333
Mr. George Chow	US$150,000
Ms. Kiu Sau Hung	US$1,000,000
Mr. Chen Hong	US$600,000
The 2012 MKB Irrevocable Trust	US$250,000